As filed with the Securities and Exchange Commission on February 13, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2056410 (I.R.S. Employer Identification No.)

The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(202) 777-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay M. Whitson
The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(202) 777-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, N.Y. 10166
(212) 351-4000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

	Amount		Proposed maximum
Title of each class of	to be	Proposed maximum	aggregate offering	Amount of
securities to be registered	registered	offering price per unit(1)	price(1)	registration fee

Common Stock, par value $0.01 per share	3,200,000	$31.525	$100,880,000.00	$9,280.96

(1)	Calculated in accordance with Rule 457(c) based on the average of the high and low reported sales prices per share of the common stock on February 8, 2002.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a) may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2002

PROSPECTUS

3,200,000 Shares

[LOGO]

The Corporate Executive Board Company

Common Stock

     This prospectus relates to the public offering of up to 3,200,000 shares of our common stock by certain stockholders. The selling stockholders may offer and sell the shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

     We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” on page 5. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

     Our common stock is listed on the Nasdaq National Market under the symbol “EXBD”. On February 12, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $33.32 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               , 2002

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may sell an aggregate of up to 3,200,000 shares of our common stock.

     This prospectus provides you with a general description of the common stock that the selling stockholders may sell. Each time any of the selling stockholders uses this prospectus in connection with a sale of the common stock, we and the selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price at which the shares will be offered. The prospectus supplement also may add, update or change information contained in this prospectus, and may contain information concerning the risks of an investment in the common stock. You should read both this prospectus and the prospectus supplement together with additional information described under the caption “Where You Can Find More Information About Us”. The selling stockholders may use this prospectus to sell common stock only if it is accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed a registration statement on Form S-3 to register these shares with the SEC. This prospectus is part of that registration statement. As allowed by the rules of the SEC, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The materials that we file may be accessed electronically by means of the SEC’s homepage on the Internet at http://www.sec.gov., which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.

     The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents set forth below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act, until the selling stockholders have sold all the shares offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on March 30, 2001;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC on May 2, 2001, as amended by Form 10-Q/A filed with the SEC on May 3, 2001, for the quarter ended June 30, 2001 filed with the SEC on August 10, 2001 and for the quarter ended September 30, 2001 filed with the SEC on November 13, 2001; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on August 13, 1998.

     We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits specifically are incorporated by reference into the documents that this prospectus incorporates, upon written or oral request and at no cost to you. You may make such requests to the following name, address and telephone number:

Clay M. Whitson
The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, DC 20006
Phone: (202) 777-5000

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE CORPORATE EXECUTIVE BOARD COMPANY

     We provide “best practices” research and analysis focusing on corporate strategy, operations and general management issues. Best practices research identifies and analyzes specific management initiatives, processes and strategies that have been determined to produce the best results in solving common business problems or challenges.

     We provide research and analysis on an annual subscription basis to a membership of more than 1,700 of the world’s largest and most prestigious corporations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, including:

•	best practices research studies,

•	executive education seminars,

•	customized research briefs and

•	Web-based access to the program’s content database and decision support tools.

USE OF PROCEEDS

     All of the shares of common stock being sold in the offering are being sold by the selling stockholders. We will not directly receive any proceeds from the sale of the common stock. Since a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, we will receive payment from the selling stockholders of their option exercise prices. We will use these funds for general corporate purposes.

PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus with respect to each person who to our knowledge beneficially owns 5% or more of the outstanding shares of common stock, each director and named executive officer, all executive officers and members of the board of directors as a group and the selling stockholders. Because the selling stockholders may sell none, all or a portion of the shares that they hold pursuant to this offering, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

	Shares Beneficially
	Owned Prior To Offering(1)			Number of
			Diluted	Shares
Name	Number(2)	Percent(2)	Percent(3)	Offered(4)
James J. McGonigle	469,810	1.3%	1.2%
Robert C. Hall	62,240	*	*
Nancy J. Karch	—	—	—
David W. Kenny	75,240	*	*
Harold L. Siebert	399,050	1.1	1.0
Sally Chang	117,858	*	*
Thomas L. Monahan III	139,916	*	*
Clay M. Whitson	178,600	*	*
Derek C. M. van Bever	172,514	*	*
Other employees:
James D. Fenton	120,250	*	*
Peter Freire	98,490	*	*
Michael P. Kostoff	98,490	*	*
William B. McKinnon	75,766	*	*
Christy K. Forest	71,916	*	*
Jerry D. Sorkin	64,598	*	*
Pope B. Ward	63,100	*	*
Scott M. Winslow	55,220	*	*
Julie E. Gess	55,026	*	*
Christopher G. Miller	50,522	*	*
Elizabeth A. Smith	50,246	*	*
Cara A. Walinsky	49,062	*	*
Peter J. Buer	48,960	*	*
Peter F. Lauer	47,148	*	*
Vikram Capoor	46,460	*	*
Christopher A. DeConti	42,710	*	*
Jessica M. Sweeney	42,452	*	*
Bruce M. Young	35,830	*	*
Other non-executive employees (135 persons)	528,092	1.5	1.4
The TCW Group, Inc./ Robert Day(5)	3,738,735	10.7	9.8	—
All executive officers and directors as a group (9 persons)	1,615,228	4.4	4.2

*	Represents less than 1%

(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	The number of shares and percentages included in these columns are calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Pursuant to that rule, in addition to the issued and outstanding shares beneficially owned, holders are treated as beneficially owning shares that are subject to options that are exercisable within 60 days. For purposes of calculating the percentage of shares owned, the option shares attributed to each holder are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(3)	The percentages included in this column are calculated on a diluted basis, assuming that the shares of common stock not outstanding that are subject to options exercisable within 60 days and held by selling stockholders are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by the holders.

(4)	Includes shares that may be sold by such holder in this offering that will be issued immediately prior to their sale as a result of the exercise of options. The selling stockholders may offer none, a portion or all of these shares.

(5)	As reported in a Schedule 13G/A filed on February 14, 2001. The Schedule 13G/Amendment No. 2 states that The TCW Group, Inc. and Robert Day share voting and investment power with respect to the shares, and that shares reported for Robert Day include shares reported for The TCW Group, Inc.

PLAN OF DISTRIBUTION

     We are registering 3,200,000 shares of our common stock under the registration statement of which this prospectus forms a part on behalf of the selling stockholders listed in this prospectus. The selling stockholders will bear all expenses in connection with the registration of the shares of our common stock offered and being sold by this prospectus, as well as all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. These transactions may or may not involve brokers, dealers, agents or underwriters.

     The selling stockholders may effect sales of shares:

•	acting as principals for their own account directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers or executes unsolicited orders;

•	to brokers, dealers or underwriters in transactions in which the broker, dealer or underwriter acquires the shares as principal and resells the shares into the public market in one or more transactions in any manner permitted by the selling stockholders under this prospectus;

•	directly or through brokers or agents in private sales at negotiated prices; or

•	by any other legally available means.

     Offers to purchase shares covered by this prospectus also may be solicited by agents designated by the selling stockholders from time to time.

     Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions). We will identify any such broker-dealers, agents or underwriters, and will disclose their compensation, in an applicable prospectus supplement.

     The selling stockholders and any broker-dealers, agents or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In this case, any commissions received by broker-dealers, agents or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We and the selling stockholders may agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will describe any such indemnification provisions in an applicable prospectus supplement.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and by the selling stockholders.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of shares. Such supplement will disclose:

•	the name of each selling stockholder and of any participating broker, dealer, agent or underwriter,

•	the number of shares involved,

•	the price at which such shares were sold,

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable,

•	that, if applicable, any such broker, dealer, agent or underwriter did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

     There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

     The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

3,200,000 Shares

The Corporate Executive Board Company

Common Stock

[LOGO]

________

PROSPECTUS
                    , 2002

________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering (all of which will be borne by the selling stockholders), are as follows:

Expenses	Amount

Securities and Exchange Commission registration fee	$9,281
Printing expenses	65,000
Accounting fees and expenses	75,000
Legal fees and expenses	105,000
Transfer agent’s fees and expenses	12,000
Miscellaneous	33,719

Total	$300,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director shall not be liable to The Corporate Executive Board Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. In addition, our Bylaws contain provisions indemnifying the directors, officers, employees and agents of The Corporate Executive Board Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under our Bylaws is subject to a prior determination by a majority of the directors of The Corporate Executive Board Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.

     Under the provisions of our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by The Corporate Executive Board Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

     We may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

     We have obtained a $10 million policy of directors’ and officers’ liability insurance.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP.
24.1	Power of Attorney (included in the signature page in Part II).

*	Incorporated by reference to the same exhibit to the registrant’s Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on February 22, 1999 (Registration No. 333-59833).

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(b)	That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on February 12, 2002.

THE CORPORATE EXECUTIVE BOARD COMPANY

By: /s/ James J. McGonigle
James J. McGonigle Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McGonigle and Clay M. Whitson his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2002.

Signature	Title

/s/ James J. McGonigle
James J. McGonigle	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Clay M. Whitson
Clay M. Whitson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Harold L. Siebert
Harold L. Siebert	Director

/s/ Robert C. Hall
Robert C. Hall	Director

/s/ David W. Kenny
David W. Kenny	Director

/s/ Nancy J. Karch
Nancy J. Karch	Director

/s/ Thomas L. Monahan III
Thomas L. Monahan III	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP.
24.1	Power of Attorney (included in the signature page in Part II).

*	Incorporated by reference to the same exhibit to the registrant’s Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on February 22, 1999 (Registration No. 333-59833).